UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 15, 2013

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Effective March 15, 2013, YUM! Brands, Inc. (the “Company”) entered into Amended and Restated Change in Control Severance Agreements (“Restated Agreements”) with certain of its officers, including David C. Novak, Richard Carucci and Jing-Shyh S. Su. The Restated Agreements contain substantially the same terms as the Company's prior form of change in control severance agreement, except the Restated Agreements eliminate the excise tax gross-up benefit provided under the prior form of agreement and implement a “best net after-tax method”. Pursuant to the best net after-tax method, if an executive is subject to any excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, the executive will only have their change in control payments reduced if the reduction will leave them in a better after-tax position. If the executive will be in a better after-tax position by receiving their change in control payment in full, the executive will be solely responsible for payment of any excise tax.

In addition, effective March 15, 2013, the Company entered into Change in Control Severance Agreements (“New Agreements”) with officers, Patrick Grismer and Muktesh Pant. The terms of the New Agreements and Restated Agreements are identical.

Except for elimination of the excise tax gross-up and implementation of the best net after-tax method, the Agreements continue to provide that, if the executive terminates employment (1) other than for cause, death or disability, or (2) for good reason, within two years of a change in control of the Company, then the executive will be entitled to receive the following: (i) a proportionate annual incentive assuming achievement of target performance goals under the Company's bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination, (ii) a severance payment equal to two times the sum of the executive's base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the Company and (iii) outplacement services for up to one year following termination. The Agreements continue to have a three‑year term that is automatically renewable each January 1 for another three‑year term. The foregoing description is qualified in its entirety by reference to the form of the Agreements, which is filed as an exhibit to this report and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	March 21, 2013	/s/ John Daly
Vice President and Associate General Counsel